UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 27, 2022

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway, Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (978) 630-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PEYE	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, at the Annual Meeting of Shareholders of Precision Optics Corporation, Inc. (the “Company”) held on April 8, 2022, stockholders holding more than a majority of the outstanding shares of Common Stock approved a proposed amendment to the Articles of Organization authorizing the Board of Directors (the “Board”) to effect a reverse stock split of the Common Stock at a ratio to be determined by the Board within a stated range of 1:1.5 to 1:3.

On the basis of such approval, the Board decided to proceed with the reverse split at a ratio of 1:3 (the “Reverse Stock Split”). The Company filed Articles of Amendment with the Secretary of the Commonwealth of Massachusetts on October 24, 2022. Under that filing, the Reverse Stock Split was to become effective after the close of business on Wednesday, October 26, 2022. Due to unanticipated delays in obtaining necessary trading clearances, however, the Company on October 26, 2022 made a further Articles of Amendment filing with the Secretary of the Commonwealth to override the earlier amendment and thus avoid the reverse split taking effect later that day.

Having received appropriate indications on October 27, 2022 that the necessary trading clearances would be forthcoming, the Company then set a new effective date of the Reverse Stock Split for 11:59 p.m. Eastern Time on Tuesday, November 1, 2022 (the “Revised Effective Time”) and filed additional Articles of Amendment with the Secretary of the Commonwealth accordingly on October 27, 2022.

As a result of the Reverse Stock Split, every three shares of issued and outstanding Common Stock at the Revised Effective Time were automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split. Stockholders that would have otherwise received fractional shares will receive cash in lieu of the fractional shares at the average closing price per share of the Common Stock as reported for the last five trading days before the Reverse Stock Split became effective. The Reverse Stock Split reduces the number of shares of Common Stock outstanding from 16,915,089 shares to approximately 5,638,302 shares, after reduction for the elimination of fractional shares. The total number of shares of Common Stock authorized under the Articles of Organization remains unchanged, at 50,000,000 shares.

Proportionate adjustments will be made to the per share exercise price and the number of shares that may be purchased upon exercise of outstanding stock options previously granted by the Company, and to the number of shares of Common Stock reserved for future issuance under the Company’s existing 2011, 2021, and 2022 Equity Incentive Plans.

The Common Stock began trading on a reverse stock split-adjusted basis on the OTCQB on November 2, 2022, that being the day after the Revised Effective Time. The new CUSIP number for the Common Stock following the Reverse Stock Split is: 740294400.

The information set forth herein is qualified in its entirety by reference to the complete text of the described Articles of Amendment, copies of which are filed with this report as Exhibits 3.1 and 3.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
3.1	Articles of Amendment to the Amended Articles of Organization as filed with the Commonwealth of Massachusetts on October 24, 2022; and Articles of Amendment as filed with the Commonwealth of Massachusetts on October 26, 2022, to override the earlier amendment
3.2	Articles of Amendment to the Amended Articles of Organization as filed with the Commonwealth of Massachusetts on October 27, 2022, to set revised effective date of reverse stock split
99.1	Press release dated October 26, 2022 announcing initial anticipated effective date of reverse stock split
99.2	Press release dated October 27, 2022 announcing change in timing of reverse stock split
99.3	Press release dated November 2, 2022 announcing effectiveness of reverse stock split
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Date: November 2, 2022	By:	/s/ Daniel S. Habhegger
Name: Daniel S. Habhegger Title: Secretary

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